UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 29, 2011
Date of Report (Date of earliest event reported)

WORLDSTAR ENERGY, CORP.
(Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-27229 (Commission File Number)	88-0409163 (IRS Employer Identification No.)

Rm 803, 8/F, Jubilee Centre No. 42 Gloucester Road Wanchai, Hong Kong, China (Address of principal executive offices)	N/A (Zip Code)

(852) 2790 5157
Registrant's telephone number, including area code

1177 West Hastings Street, Suite 1901
Vancouver, British Columbia, Canada V6E 2K3
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item	Description
1.01	Entry into a Material Definitive Agreement
3.02	Unregistered Sales of Equity Securities
9.01	Financial Statements and Exhibits

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01     Entry into a Material Definitive Agreement

WorldStar Energy, Corp. ("WorldStar") has acquired an exclusive sublicense from Fire Block Technologies Inc. ("Fire Block Technologies") to use and apply, in Southeast Asia, including China, the patent-pending processes and solutions licensed by Fire Block Technologies from Fire Block International Inc., a private Canadian company, for the manufacture of engineered construction products from palm oil tree waste material ("Palm Waste Material") with zero ignition and zero flame spread properties.

Fire Block Technologies is a private Barbados company that controls the exclusive worldwide license outside of Canada for the sale, marketing and distribution of Zeroignition(TM) Solution together with the sub-licensing rights for the patent-pending Zeroignition(TM) New Materials Technology.

Zeroignition(TM) Solution is a proprietary formula, which when used in conjunction with the patent pending Zeroignition(TM) New Materials Technology, is capable of creating a wide range of wood-based products with non-combustible characteristics ("Zeroignition(TM) Products"). These new and unique revolutionary technologies and products, which demonstrate extreme flame resistance and highly efficient thermal protection, are non-toxic, pH neutral, environmentally friendly, non-corrosive and have withstood direct heat in excess of 18,000 degrees Fahrenheit without ignition or flame spread.

WorldStar's sublicense is for a 10 year term, and is renewable for successive periods of 10 years each. WorldStar has agreed to pay a CAD$150,000 acquisition fee to Fire Block Technologies, to be paid by the issuance of 10,000,000 fully paid shares of common stock in the capital of WorldStar to Fire Block Technologies, and to pay a continuing royalty to Fire Block Technologies. WorldStar must, in order to preserve the license rights, purchase from Fire Block Technologies certain escalating minimum quantities of Zeroignition(TM) Solution during each year of the term of the sublicense agreement.

WorldStar's sublicense agreement represents a key step in its reactivation; however, its strategic plan is still contingent on, among other things, the successful completion of all documents required under the Letter of Intent signed with the owners of Palm Oil Plantations in Indonesia, as well as, raising financing on acceptable terms to fund the construction of the required processing facilities and the start-up of operations. In addition, WorldStar will have to establish relationships with suppliers, as well as, distributors in South East Asia. Accordingly, WorldStar currently remains a "shell company" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, as it has nominal assets and nominal operations.

Legal Note Respecting Trademark: Zeroignition(TM) and ZiTM are trademarks controlled by Fire Block International Inc.

SECTION 3 - Securities and Trading Markets

Item 3.02     Unregistered Sales of Equity Securities

WorldStar has agreed to issue 10,000,000 fully paid shares of common stock to Fire Block Technologies in payment of the CAD$150,000 acquisition fee under the sublicense agreement between the parties dated June 29, 2011. Upon issuance, such shares will represent 14.76% of the issued and outstanding shares of common stock of Worldstar (based on 57,761,834 shares of common stock issued and outstanding on the date hereof).

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01      Financial Statements and Exhibits

(d)     Exhibits.
Exhibit Number	Description of Exhibit
99.1	Press Release dated July 12, 2011.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WORLDSTAR ENERGY, CORP.
Date: July 12, 2011	By: /s/ Rudijanto Azali Rudijanto Azali President